EXHIBIT 23.1

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-78340, No. 333-45524 and No. 333-01289) of OptimumCare Corporation of our report dated April 10, 2004 with respect to the consolidated financial statements and schedule of OptimumCare Corporation which appears on page F-1 of this Annual Report (Form 10-K) for the years ended December 31, 2003 and 2002.

Lesley, Thomas, Schwarz & Postma, Inc. A Professional Accountancy Corporation Newport Beach, California

Newport Beach, California
April 14, 2004